                                                              Rule 424(b)(3)
                                                              File No. 333-84725



Pricing Supplement No. 16                                  Dated: March 27, 2001
(To Prospectus dated August 17, 1999
Prospectus Supplement dated October 6, 1999)

U.S.$10,000,000,000
Heller Financial, Inc.
Medium-Term Notes, Series J

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $60,000,000         Issue Price: 100.00%

Original Issue Date: April 2, 2001    Stated Maturity Date: April 2, 2004

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
        (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
        (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
        (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
): The 2nd day of January, April, July and October, beginning July 2, 2001, up to but excluding the Stated Maturity Date.


Interest Payment Dates (If other than as specified in the Prospectus Supplement): The 2nd day of January, April, July and October, beginning July 2, 2001 up to and including the Stated Maturity Date.

Interest Determination Dates: Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: 5.62625%

Index Maturity: 3 Month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A                         Minimum Interest Rate: N/A

Spread (+/-): +.75%                                Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .139%

Other Provisions:    a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                         NO. 16 UNDER MTN-SERIES J PROGRAM: $1,735,000,00.00
                     b)  CUSIP #42333HMZ2

Agents:
Credit Suisse First Boston Corporation
11 Madison Avenue
New York, NY 10010

                                                              Rule 424(b)(3)
                                                              File No. 333-84725

Pricing Supplement No. 17              Dated: March 27, 2001
(To Prospectus dated August 17, 1999
Prospectus Supplement dated October 6, 1999)

U.S.$10,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series J

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $25,000,000          Issue Price: 100.00%

Original Issue Date: April 2, 2001     Stated Maturity Date: April 2, 2003

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [ ] Commercial Paper Rate [ ] LIBOR [ ] Treasury Rate
             [X] Federal Funds Rate [ ] Prime Rate [ ] Other:

Interest Reset Period: Daily using previous day Fed Funds-Effective, H.15

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):): Daily using previous day Fed Funds, two day cutoff prior to payment date, beginning July 2, 2001, up to but excluding the Stated Maturity Date.

Interest Payment Dates (If other than as specified in the Prospectus Supplement): The 2nd day of January, April, July and October, beginning July 2, 2001 up to and including the Stated Maturity Date.

Interest Determination Dates: Daily Fed Funds - previous day Fed Funds-Effective, H.15

Initial Interest Rate: To be determined

Index Maturity: Daily Fed Funds - previous day Fed Funds- Effective, H.15

Day Count Convention: Act/360

Maximum Interest Rate: N/A             Minimum Interest Rate: N/A

Spread (+/-): +.77%                    Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .095%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 17
                       UNDER MTN-SERIES J PROGRAM: $1,795,000,00.00
                   b)  CUSIP #42333HNA

Agents:
Credit Suisse First Boston Corporation
11 Madison Avenue
New York, NY 10010

                                                              Rule 424(b)(3)
                                                              File No. 333-84725

Pricing Supplement No. 18            Dated: May 3, 2001
(To Prospectus dated August 17, 1999
Prospectus Supplement dated October 6, 1999)

U.S.$10,000,000,000
Heller Financial, Inc.
Medium-Term Notes, Series J

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $50,000,000        Issue Price: 100.00%

Original Issue Date: May 8, 2001     Stated Maturity Date: May 8, 2003

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [ ] Commercial Paper Rate [X] LIBOR [ ] Treasury Rate
             [ ] Federal Funds Rate [ ] Prime Rate [ ] Other:

Interest Reset Period: Monthly

Interest Payment Period: Monthly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 8th day of each month, beginning June 8, 2001, up to but excluding the Stated Maturity Date.

Interest Payment Dates (If other than as specified in the Prospectus Supplement): The 8th day of each month,, beginning June 8, 2001, up to and including the Stated Maturity Date.

Interest Determination Dates: Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: 4.85%

Index Maturity: 1 Month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A          Minimum Interest Rate: N/A

Spread (+/-): +.50%                 Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
    Initial Redemption Date:
    The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
    Optional Repayment Dates:
    Optional Repayment Prices:

Repayment Provisions:
    (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
    Total Amount of OID:
    Yield to Maturity:
    Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .096%

Other Provisions:    a) AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                        NO. 18 UNDER MTN-SERIES J PROGRAM: $1,820,000,00.00

                     b) CUSIP #42333HNB4
Agents:
First Union Securities
8739 Research Drive
Charlotte, NC 28262